UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2006

ANNTAYLOR STORES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10738	13-3499319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Times Square

New York, NY 10036

(Address, including Zip Code, of Registrant’s Principal Executive Offices)

(212) 541-3300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed

Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Adoption of Performance Measures for Fiscal 2006

On March 8, 2006, the Compensation Committee established performance goals and target award percentages for each participant eligible to earn cash bonuses under the Company’s Management Performance Compensation Plan (“Performance Compensation Plan”) and its 2004 Long-Term Cash Incentive Plan.

The bonuses payable to the named executive officers under the Performance Compensation Plan with respect to fiscal year 2006 are based on the achievement of certain company-wide net income goals approved by the Compensation Committee. The Compensation Committee also designated annual performance targets based on a combination of return on net assets and earnings per share that must be achieved for the 2006-2008 three-year cycle for incentive compensation to be paid under the Company’s 2004 Long-Term Cash Incentive Plan for that cycle.

Under the Performance Compensation Plan, a named executive officer’s incentive target is a percentage of his/her base salary ranging from 50% to 100% depending on corporate title and responsibilities. Under the 2004 Long-Term Cash Incentive Plan, a named executive officer’s incentive target is a percentage of his/her base salary ranging from 30% to 50% depending on corporate title and responsibilities. In each case, the actual bonus payments under such awards may be less than or greater than the target amounts or not earned depending on whether and the extent to which the financial performance of the Company meets, exceeds or is below the target.

Base Salaries

As part of its regular annual salary review, on March 8, 2006 the Compensation Committee approved the 2006 annual base salary of each of the named executive officers as follows: Kay Krill ($1,000,000), Laura Weil ($700,000), Barbara Eisenberg ($375,000), Anthony Romano ($541,000) and James Smith ($381,000).

Performance Measures established for Restricted Stock

The Compensation Committee set a specified target earnings per share amount for fiscal year 2006 that must be achieved with respect to vesting of the following: (i) one-third of the 200,000 shares of performance-based restricted shares awarded to Kay Krill on October 1, 2005 and (ii) one-third of the 50,000 shares of performance-based restricted shares and one-third of the 50,000 performance-vesting stock options awarded to Laura Weil pursuant to her August 29, 2005 letter agreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNTAYLOR STORES CORPORATION

	By:	/s/ Barbara K. Eisenberg
Barbara K. Eisenberg
Date: March 14, 2006		Executive Vice President,
General Counsel and Secretary

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